UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)June 11, 2001


                                ----------------


                                RnetHealth, Inc.
             (Exact name of registrant as specified in its charter)



           COLORADO                        7812                  39-1731029
State or Other Jurisdiction of  Primary Standard Industrial     IRS Employer
         Incorporation            Classification Code No.    Identification No.


                        2600 Michelson Drive, Suite 1650
                                Irvine, CA 92612
                    (Address of principal executive offices)

        Registrant's telephone number including area code: (310)393-3979


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         RnetHealth, Inc. (the "Company") gave notice to the OTC Bulletin Board today of the Company's intention to effect a reverse stock split of its common stock previously approved by the Company's shareholders. As authorized by a June 8, 2001 resolution of the Company's board of directors, the shareholders of record on June 22, 2001 (the "Record Date")will receive one share of the Company's common stock for every six shares of the Company's common stock they hold as of the Record Date. As of June 8, 2001, the Company had 56,286,327 shares of common stock outstanding. After the reverse split, the Company will have approximately 9,381,054 shares of common stock outstanding.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RNETHEALTH, INC.


Date: June 11, 2001                        By: /s/ Wendy Borow Johnson
                                           -------------------------
                                                   Wendy Borow Johnson
                                                   President and CEO